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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the report of Fresenius Medical Care AG & Co. KGaA (the "Company") on Form 6-K furnished for the month of May 2016 containing its unaudited financial statements as of March 31, 2016 and for the three-months periods ending March 31, 2016 and 2015, as submitted to the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Rice Powell, Chief Executive Officer and Michael Brosnan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ RICE POWELL Rice Powell Chief Executive Officer and Chairman of the Management Board of the General Partner
May 3, 2016
By: /s/ MICHAEL BROSNAN Michael Brosnan Chief Financial Officer and member of the Management Board of the General Partner
May 3, 2016

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002